Exhibit 99.1
Olo Announces Second Quarter 2024 Financial Results
Revenue up 28%, ARPU up 19% Year-over-Year
New York, New York - July 31, 2024 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading open SaaS platform for restaurants, today announced financial results for the second quarter ended June 30, 2024.
“In Q2, Team Olo delivered another strong quarter of financial and operational performance. We generated revenue and non-GAAP operating income that exceeded the high-end of their respective guidance ranges, added new enterprise and emerging enterprise brands and expanded with existing customers, and announced another POS integration partnership for Olo Pay and Engage that moves Olo closer to supporting full-stack payment processing and data aggregation across off- and on-premise transactions,” said Noah Glass, Olo’s Founder and CEO. “The breadth of our platform and the scale of our network help brands to use omni-channel guest data to drive profitable traffic: a key metric for success in the restaurant business.”
Second Quarter Financial and Other Highlights
•Total revenue increased 28% year-over-year to $70.5 million.
•Total platform revenue increased 27% year-over-year to $69.6 million.
•Gross profit increased 16% year-over-year to $39.9 million, and was 57% of total revenue.
•Non-GAAP gross profit increased 16% year-over-year to $44.3 million, and was 63% of total revenue.
•Operating income was $1.0 million, or 1% of total revenue, compared to operating loss of $21.2 million, or (38)% of total revenue, a year ago.
•Non-GAAP operating income was $7.6 million, or 11% of total revenue, compared to $4.5 million, or 8% of total revenue, a year ago.
•Net income was $5.7 million, or $0.03 per share, compared to a net loss of $17.1 million, or $0.11 per share a year ago.
•Non-GAAP net income was $9.2 million, or $0.05 per share, compared to non-GAAP net income of $6.4 million or $0.04 per share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $387.0 million as of June 30, 2024.
•Average revenue per unit (ARPU) increased 19% year-over-year, and increased 4% sequentially to approximately $852.
•Dollar-based net revenue retention (NRR) was above 120%.
•Ending active locations were approximately 82,000, up approximately 1,000 from the quarter ended March 31, 2024.
Second Quarter and Recent Business Highlights

•Announced an expanded point-of-sale (POS) relationship with TRAY, where TRAY will expand its existing integrations beyond Olo’s Order suite to include Olo Pay’s full stack payment processing functionality and Olo Engage’s guest data platform (GDP). Olo now has expanded Pay and Engage GDP integration partnerships in place with three POS providers.
•Deployed Olo Order modules with enterprise brands such as Bonchon, a fast-casual Korean chicken chain, and Mission BBQ, a fast-casual barbecue concept, and expanded through Olo Pay with enterprise brands such as Culver’s, El Pollo Loco, Miller’s Ale House, and Pollo Tropical.
•Deployed Olo products across our Order and Pay suites with more than a dozen emerging enterprise brands, including &pizza and DIG.
•Announced 19 product enhancements during Olo’s 2024 Summer Release event, including Loyalty for Olo Borderless Accounts, a new feature that allows guests to earn, redeem, and use rewards from a brand’s existing loyalty program through Olo’s seamless, passwordless guest checkout solution. Other highlighted features include Marketing A/B Testing for Email Campaigns and Catering+ Enhanced Order Management. The full list of features announced are available by visiting www.olo.com/quarterly-release/summer-2024.
•Olo announced its 2024 Olo for Good annual grant cycle recipients through its donor-advised fund (DAF) partner, Tides Foundation, funded by our Pledge 1% commitment and released our second annual ESG Report. To learn more visit olo.com/esg.

•Total shares repurchased in the quarter were approximately 1.4 million for approximately $6.9 million, bringing total repurchases to 15.7 million shares for approximately $100.0 million, completing our initial buyback program.
Financial Outlook
As of July 31, 2024, Olo is issuing the following outlook:
For the third quarter of 2024, Olo expects to report:

•Revenue in the range of $70.8 million to $71.3 million; and
•Non-GAAP operating income in the range of $6.0 million to $6.4 million.
For fiscal year 2024, Olo expects to report:

•Revenue in the range of $279.5 million to $280.5 million; and
•Non-GAAP operating income in the range of $25.6 million to $26.4 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. Olo assumes no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

Webcast and Conference Call Information
Olo will host a conference call today, July 31, 2024, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Over 700 restaurant brands trust Olo and its network of more than 400 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.
We adjust our GAAP financial measures for the following items: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, certain litigation-related expenses, net of recoveries (which relate to legal and other professional fees associated with litigation-related matters that are not indicative of our core operations and are not part of our normal course of business), loss on disposal of assets, capitalized internal-use software and intangible amortization (non-cash expense), non-cash impairment charges, restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition, as well as the related tax impacts of the acquisition). Beginning in the second quarter of 2023, we have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments. The prior period non-GAAP net income presentation has also been revised to include the tax impact of the non-GAAP adjustments and conforms with the new presentation.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that demonstrates our ability to grow within our customer base through the development of our products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Active locations: We define an active location as a unique restaurant location that is utilizing or subscribed to one or more of our modules in a quarterly period (depending on the module). Given this definition, active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products, and while we aim to deploy all of a customer’s locations, not all locations may ultimately deploy.
Gross merchandise volume (GMV): We define GMV as the gross value of orders processed through our platform.
Gross payment volume (GPV): We define GPV as the gross volume of payments processed through Olo Pay.
Our management uses GMV and GPV metrics to assess demand for our products. We also believe GMV and GPV provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the third quarter of 2024 and the full year 2024, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, the continued expansion of ARPU, our expectations regarding the growth of active locations, revenue expectations for our Order, Pay, and Engage suites, our business strategy, statements regarding the amount, timing, and sources of funding for the share repurchase program, and our expectations regarding other financial and operational metrics and advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the effects of public health crises, macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, geopolitical instability, and overall market uncertainty; our ability to acquire new customers, have existing customers (including our emerging enterprise customers) adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the continued growth of Olo Pay; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; the durability of the growth we experienced in the past, guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that will be filed following this press release, our Annual Report on Form 10-K for the year ended December 31, 2023, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of June 30, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$269,439	$278,218
Short-term investments	91,266	84,331
Accounts receivable, net of expected credit losses of $5,248 and $2,785, respectively	60,198	70,264
Contract assets	446	412
Deferred contract costs	5,148	4,743
Prepaid expenses and other current assets	20,664	12,769
Total current assets	447,161	450,737
Property and equipment, net of accumulated depreciation and amortization of $14,720 and $10,111, respectively	25,745	22,055
Intangible assets, net of accumulated amortization of $10,244 and $8,264, respectively	15,758	17,738
Goodwill	207,781	207,781
Contract assets, noncurrent	947	352
Deferred contract costs, noncurrent	5,770	5,806
Operating lease right-of-use assets	10,646	12,529
Long-term investments	26,322	25,748
Other assets, noncurrent	51	73
Total assets	$740,181	$742,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,486	$4,582
Accrued expenses and other current liabilities	57,678	68,240
Unearned revenue	1,871	1,533
Operating lease liabilities, current	2,700	2,859
Total current liabilities	68,735	77,214
Unearned revenue, noncurrent	441	57
Operating lease liabilities, noncurrent	12,727	13,968
Other liabilities, noncurrent	—	109
Total liabilities	81,903	91,348
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at June 30, 2024 and December 31, 2023; 108,640,187 and 108,469,679 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at June 30, 2024 and December 31, 2023; 53,393,616 and 54,891,834 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	162	163
Preferred stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	870,733	867,152
Accumulated deficit	(212,456)	(215,829)
Accumulated other comprehensive loss	(161)	(15)
Total stockholders’ equity	658,278	651,471
Total liabilities and stockholders’ equity	$740,181	$742,819

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Platform	$69,600	$54,603	$135,365	$105,974
Professional services and other	904	648	1,650	1,517
Total revenue	70,504	55,251	137,015	107,491
Cost of revenue:
Platform	29,788	19,721	58,116	37,334
Professional services and other	811	1,058	1,786	2,194
Total cost of revenue	30,599	20,779	59,902	39,528
Gross profit	39,905	34,472	77,113	67,963
Operating expenses:
Research and development	16,957	18,298	33,956	38,771
General and administrative	8,664	18,469	21,420	35,679
Sales and marketing	13,307	12,194	27,920	25,075
Restructuring charges	—	6,682	—	6,682
Total operating expenses	38,928	55,643	83,296	106,207
Income (loss) from operations	977	(21,171)	(6,183)	(38,244)
Other income, net:
Interest income	4,844	4,155	9,751	7,609
Interest expense	(15)	(53)	(84)	(122)
Other income, net	—	—	3	—
Total other income, net	4,829	4,102	9,670	7,487
Income (loss) before income taxes	5,806	(17,069)	3,487	(30,757)
Provision for income taxes	77	7	114	25
Net income (loss)	$5,729	$(17,076)	$3,373	$(30,782)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.04	$(0.11)	$0.02	$(0.19)
Diluted	$0.03	$(0.11)	$0.02	$(0.19)
Weighted-average Class A and Class B common shares outstanding:
Basic	161,197,680	162,324,314	161,766,287	162,005,150
Diluted	170,472,824	162,324,314	171,608,366	162,005,150

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$3,373	$(30,782)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,589	4,462
Stock-based compensation	21,256	28,828
Provision for expected credit losses	3,265	1,079
Non-cash lease expense	1,320	1,436
Loss on disposal of assets	—	38
Non-cash impairment charges	1,079	—
Other non-cash operating activities, net	(1,221)	(1,553)
Changes in operating assets and liabilities:
Accounts receivable	6,800	(9,101)
Contract assets	(628)	(207)
Prepaid expenses and other current and noncurrent assets	(7,827)	620
Deferred contract costs	(369)	(1,954)
Accounts payable	1,904	5,476
Accrued expenses and other current liabilities	(10,596)	12,069
Operating lease liabilities	(1,400)	(1,557)
Unearned revenue	722	393
Other liabilities, noncurrent	(109)	19
Net cash provided by operating activities	24,158	9,266
Investing activities
Purchases of property and equipment	(367)	—
Capitalized internal-use software	(6,831)	(7,279)
Purchases of investments	(60,498)	(72,941)
Sales and maturities of investments	54,064	62,262
Net cash used in investing activities	(13,632)	(17,958)
Financing activities
Cash received for employee payroll tax withholdings	3,316	3,039
Cash paid for employee payroll tax withholdings	(3,282)	(3,105)
Proceeds from exercise of stock options and purchases under employee stock purchase plan	2,842	6,803
Repurchase of common stock	(22,181)	(30,099)
Net cash used in financing activities	(19,305)	(23,362)
Net decrease in cash and cash equivalents	(8,779)	(32,054)
Cash and cash equivalents, beginning of period	278,218	350,073
Cash and cash equivalents, end of period	$269,439	$318,019

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$39,812	$34,882	$77,249	$68,640
Plus: Stock-based compensation expense and related payroll tax expense	1,339	1,751	2,898	3,650
Plus: Capitalized internal-use software and intangible amortization	3,010	1,825	5,649	3,475
Platform gross profit, non-GAAP	44,161	38,458	85,796	75,765
Services gross profit, GAAP	93	(410)	(136)	(677)
Plus: Stock-based compensation expense and related payroll tax expense	54	182	183	380
Services gross profit, non-GAAP	147	(228)	47	(297)
Total gross profit, GAAP	39,905	34,472	77,113	67,963
Total gross profit, non-GAAP	44,308	38,230	85,843	75,468
Platform gross margin, GAAP	57%	64%	57%	65%
Platform gross margin, non-GAAP	63%	70%	63%	71%
Services gross margin, GAAP	10%	(63)%	(8)%	(45)%
Services gross margin, non-GAAP	16%	(35)%	3%	(20)%
Total gross margin, GAAP	57%	62%	56%	63%
Total gross margin, non-GAAP	63%	69%	63%	70%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales and marketing reconciliation:
Sales and marketing, GAAP	$13,307	$12,194	$27,920	$25,075
Less: Stock-based compensation expense and related payroll tax expense	1,568	2,131	3,125	4,698
Less: Intangible amortization	342	341	683	682
Less: Certain severance costs	—	—	—	121
Sales and marketing, non-GAAP	11,397	9,722	24,112	19,574
Sales and marketing as % total revenue, GAAP	19%	22%	20%	23%
Sales and marketing as % total revenue, non-GAAP	16%	18%	18%	18%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development reconciliation:
Research and development, GAAP	$16,957	$18,298	$33,956	$38,771
Less: Stock-based compensation expense and related payroll tax expense	2,743	3,759	5,877	8,510
Less: Non-cash capitalized software impairment	517	—	517	—
Research and development, non-GAAP	13,697	14,539	27,562	30,261
Research and development as % total revenue, GAAP	24%	33%	25%	36%
Research and development as % total revenue, non-GAAP	19%	26%	20%	28%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
General and administrative reconciliation:
General and administrative, GAAP	$8,664	$18,469	$21,420	$35,679
Less: Stock-based compensation expense and related payroll tax expense	4,923	5,672	9,672	10,754
Less: Certain litigation-related expenses, net of recoveries	(8,462)	2,975	(9,834)	3,859
Less: Non-cash impairment charge associated with corporate headquarters	563	—	563	—
Less: Intangible amortization	40	41	81	82
Less: Certain severance costs	—	—	—	709
Less: Loss on disposal of assets	—	—	—	38
Less: Transaction costs	—	322	—	358
General and administrative, non-GAAP	11,600	9,459	20,938	19,879
General and administrative as % total revenue, GAAP	12%	33%	16%	33%
General and administrative as % total revenue, non-GAAP	16%	17%	15%	18%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating income (loss) reconciliation:
Operating income (loss), GAAP	$977	$(21,171)	$(6,183)	$(38,244)
Plus: Stock-based compensation expense and related payroll tax expense	10,627	13,495	21,755	27,992
Plus: Certain litigation-related expenses, net of recoveries	(8,462)	2,975	(9,834)	3,859
Plus: Non-cash impairment charge associated with corporate headquarters	563	—	563	—
Plus: Non-cash capitalized internal-use software impairment	517	—	517	—
Plus: Capitalized internal-use software and intangible amortization	3,392	2,207	6,413	4,239
Plus: Restructuring charges	—	6,682	—	6,682
Plus: Certain severance costs	—	—	—	830
Plus: Loss on disposal of assets	—	—	—	38
Plus: Transaction costs	—	322	—	358
Operating income, non-GAAP	7,614	4,510	13,231	5,754
Operating margin, GAAP	1%	(38)%	(5)%	(36)%
Operating margin, non-GAAP	11%	8%	10%	5%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) reconciliation:
Net income (loss), GAAP	$5,729	$(17,076)	$3,373	$(30,782)
Plus: Stock-based compensation expense and related payroll tax expense	10,627	13,495	21,755	27,992
Plus: Certain litigation-related expenses, net of recoveries	(8,462)	2,975	(9,834)	3,859
Plus: Non-cash impairment charge associated with corporate headquarters	563	—	563	—
Plus: Non-cash capitalized internal-use software impairment	517	—	517	—
Plus: Capitalized internal-use software and intangible amortization	3,392	2,207	6,413	4,239
Plus: Restructuring charges	—	6,682	—	6,682
Plus: Certain severance costs	—	—	—	830
Plus: Loss on disposal of assets			—	38
Plus: Transaction costs	—	322	—	358
Less: Tax impact of non-GAAP adjustments (1)	(3,207)	(2,243)	(5,806)	(3,450)
Net income, non-GAAP	9,159	6,362	16,981	9,766
Fully diluted net income (loss) per share attributable to Class A and Class B common stockholders, GAAP	$0.03	$(0.11)	$0.02	$(0.19)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	170,472,824	162,324,314	171,608,366	162,005,150
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.05	$0.04	$0.10	$0.05
Fully diluted Class A and Class B common shares outstanding, non-GAAP	170,472,824	177,843,165	171,608,366	178,069,754

(1) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 25.85% and 26.06% for the six months ended June 30, 2024 and 2023, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$18,131	$2,019	$24,158	$9,266
Purchase of property and equipment	(299)	—	(367)	—
Capitalized internal-use software	(3,682)	(3,897)	(6,831)	(7,279)
Non-GAAP free cash flow	$14,150	$(1,878)	$16,960	$1,987